UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2020
Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 998-6475

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On January 2, 2020, Seelos Therapeutics, Inc. (the "Company") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Phoenixus AG f/k/a Vyera Pharmaceuticals AG ("Vyera"), pursuant to which the Company issued to Vyera 1,809,845 registered shares of the Company's common stock (the "Shares"). The Company entered into the Stock Purchase Agreement in accordance with that certain Asset Purchase Agreement, dated March 6, 2018, by and between Seelos Corporation, the Company's wholly owned subsidiary ("STI"), and Vyera, as amended by that certain Amendment to Asset Purchase Agreement, dated as of May 18, 2018, by and between STI and Vyera, as amended by that certain Amendment No. 2 to Asset Purchase Agreement, dated as of December 31, 2018, by and between STI and Vyera, as amended by that certain Amendment No. 3 to Asset Purchase Agreement, dated as of October 15, 2019, by and between STI and Vyera (as amended, the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, the Company acquired the assets of Vyera related to a product candidate currently referred to as SLS-002 (the "Vyera Assets"), along with liabilities related to the Vyera Assets. As partial consideration for the Vyera Assets, the Company agreed to issue the Shares pursuant to the Stock Purchase Agreement.

The Shares are being issued pursuant to the Company's registration statement on Form S-3 (File No. 333-221285), as amended, which was declared effective by the Securities and Exchange Commission (the "SEC") on December 7, 2017, a base prospectus dated December 7, 2017 and a prospectus supplement dated January 2, 2020.

The Stock Purchase Agreement contains customary representations, warranties and covenants made by the Company.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the opinion of Brownstein Hyatt Farber Schreck, LLP, counsel to the Company, relating to the validity of the Shares is filed with this Current Report on Form 8-K as Exhibit 5.1.

The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Stock Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Stock Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Stock Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the SEC.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1	Stock Purchase Agreement, dated as of January 2, 2020, by and between Seelos Therapeutics, Inc. and Phoenixus AG.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: January 3, 2020	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer